EXHIBIT 5

                               OPINION OF COUNSEL

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                               FAEGRE & BENSON LLP

                   UNITED STATES | ENGLAND | GERMANY | CHINA


                                February 11, 2005

ACT Teleconferencing, Inc.
1526 Cole Boulevard, Suite 250
Golden, CO  80401

      RE: Selling Shareholders' Registration on Form S-3

Ladies and Gentlemen:

      You have requested our opinion as counsel for ACT Teleconferencing, Inc., a Colorado corporation ("ACT"), in connection with your registration statement on Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering by certain selling shareholders of 659,681 shares of ACT common stock, no par value. The shares to be offered are to be issued to the selling shareholders, if at all, upon the selling shareholders' exercise of warrants to purchase shares of ACT common stock.

      We have examined ACT's Form S-3 filed with the Securities and Exchange Commission on or about February 11, 2005. We have also examined the amended and restated articles of incorporation of ACT as on file with the Secretary of State of the State of Colorado, the amended and restated bylaws and the minute book of ACT, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed in this letter. We have also consulted with officers and directors of ACT to clarify, confirm, or supplement the foregoing documentation.

      Based on the foregoing, it is our opinion that the shares of ACT common stock that underlie warrants held by the selling shareholders will, when issued as contemplated in the registration statement, be legally and validly issued and fully paid and non-assessable, and all of the necessary corporate action on the part of ACT will have been taken to authorize the sale of all such shares to the selling shareholders.

      We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption "Legal Matters" in the prospectus.

                                Very truly yours,

                                FAEGRE & BENSON LLP


                                By: /s/ William J. Campbell
                                   -------------------------
                                    William J. Campbell